Exhibit 99.1

The Carlyle Group Announces Second Quarter 2015 Financial Results
Washington, DC, July 29, 2015 – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the second quarter ended June 30, 2015.

Carlyle Co-CEO David M. Rubenstein said, “Once again Carlyle delivered excellent cash earnings and thus an attractive second quarter distribution for our unitholders. Our long track record across many products enables us to raise significant amounts of capital, with most of our funds hitting their hard caps.”

Carlyle Co-CEO William E. Conway, Jr. said, “Fund performance was solid at 3% appreciation for our carry funds, with Corporate Private Equity leading the way with 5% appreciation. We are deeply focused and disciplined in putting capital to work. We have successfully deployed our limited partners’ capital for 28 years, generating attractive returns across many market cycles.”

U.S. GAAP results for Q2 2015 included income before provision for income taxes of $474 million, and net income attributable to the common unitholders through The Carlyle Group L.P. of $31 million, or net income per common unit of $0.34, on a diluted basis. Total balance sheet assets were $34 billion as of June 30, 2015.
In addition to this release, Carlyle issued a full detailed presentation of its second quarter 2015 results, which can be viewed on the investor relations section of our website at ir.carlyle.com.
Distribution
The Board of Directors has declared a quarterly distribution of $0.89 per common unit to holders of record at the close of business on August 19, 2015, payable on August 27, 2015.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Wednesday, July 29, 2015 to announce its second quarter 2015 financial results.
The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.

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About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $193 billion of assets under management across 128 funds and 159 fund of funds vehicles as of June 30, 2015. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,700 people in 35 offices across six continents.
Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 26, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.
Contacts:

Public Market Investor Relations	Media
Daniel Harris	Elizabeth Gill
Phone: +1 (212) 813-4527	Phone: +1 (202) 729-5385
daniel.harris@carlyle.com	elizabeth.gill@carlyle.com

Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
Tweets: www.twitter.com/onecarlyle
Podcasts: www.carlyle.com/about-carlyle/market-commentary

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